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                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-68364 of Citadel Holding Corporation on Form S-4 of our report dated April 6, 2001, appearing in the Annual Report on Form 10-K of Citadel Holding Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Los Angeles, California

December 5, 2001